UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 25, 2005

TIB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

599 9th Street North, Suite 101, Naples, Florida	34102-5624

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (239) 263-3344

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.    Corporate Governance and Management

ITEM 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      At the annual meeting of TIB Financial Corp. (the "Corporation") shareholders held on April 26, 2005, the shareholders reelected Edward V. Lett as a director of the Corporation. The following directors will continue their terms in office: Ms. Gretchen K. Holland and Messrs. John G. Parks, Jr., Marvin F. Schindler and Otis T. Wallace (each to serve until the annual meeting of shareholders in 2006) and Messrs. Richard C. Bricker, Jr., Paul O. Jones, Jr., M.D. and Thomas J. Longe (each to serve until the annual meeting of shareholders in 2007). The terms of the following directors terminated at the annual meeting and thus such individuals are no longer serving as directors of the Corporation: Armando J. Henriquez (who served on the corporate governance and nominations committee), James R. Lawson, III (who served on the compensation committee), and Robert A. Zolten, M.D. (who served on the audit committee). Prior to the annual meeting, Millard J. Younkers, Jr., resigned as a director of the Corporation. A copy of a letter received by the Corporation from Mr. Younkers upon his resignation is attached as an exhibit to this Form 8-K.

ITEM 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

      At the April 26, 2005 annual meeting of shareholders, shareholders also approved an amendment to the Corporation's Restated Articles of Incorporation to change the classes of directors to two classes serving staggered two-year terms (as opposed to the former provision of the Restated Articles which provided for the board to be divided into three classes serving staggered three-year terms).

Section 9.    Financial Statements and Exhibits

ITEM 9.01.    Financial Statements and Exhibits

Exhibit 1	Letter dated April 25, 2005 from Millard J. Younkers, Jr. to the Corporation

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
By:	/s/ Edward V. Lett
Edward V. Lett, President and Chief Executive Officer

Date: April 26, 2005